UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2023

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On December 27, 2023, Altus Power, Inc. (“Altus Power” or the “Company), through its subsidiary, APA Generation Holdings, LLC (the “Borrower”), entered into a Credit Agreement with an affiliate of Goldman Sachs Asset Management (“Goldman Sachs”) and CPPIB Credit Investments III Inc., a subsidiary of Canada Pension Plan Investment Board (“CPP Investments”; and together with Goldman Sachs, the “Lenders”) and Wilmington Trust, National Association, as administrative agent for the Lenders (the “Credit Agreement”) under the terms of which the Lenders committed to lend the Company up to $100 million in term loan financing to support its growth needs (the “Facility”). In addition, the Company can also allow for the funding of additional incremental loans in an amount not to exceed $100 million over the term of the Credit Agreement at the discretion of the Lenders. Subject to certain exceptions, the Borrower’s obligations to the Lender are secured by the assets of the Borrower, its parent, Altus Power, LLC (“Holdings”) and the Company and are further guaranteed by Holdings and the Company.

As of December 27, 2023, the Company borrowed $100 million under the Facility, receiving proceeds of $97 million, before expenses.

Interest accrues on any outstanding balance at an initial rate equal to 8.50%, subject to adjustments (the “Applicable Rate”). The Loans mature on December 27, 2029 (“Maturity Date”), and there are no principal payments owed to the Lenders until the Maturity Date. Interest is paid quarterly in arrears beginning on March 31, 2024.

The Company has agreed to provide the Lenders a right of first offer on certain future add-debt facility and operating company financing needs (the “Future Financings”) of the Company. The Company has also agreed to provide, for a period of 18 months following the closing date, the right of the Lenders to increase the Applicable Rate in connection with the Future Financings.

The Company expects to use the proceeds of the Facility for its growth and expansion needs.

The foregoing description of the Facility and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in items 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 - Other Events.

On January 2, 2024, Altus Power issued a press release announcing the entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of December 27, 2023, among the Borrower, the lenders party thereto, including Goldman Sachs Asset Management and CPPIB Credit Investments III Inc., a subsidiary of Canada Pension Plan Investment Board (collectively, the “Lenders”) and Wilmington Trust, National Association, as administrative agent*

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to promptly provide a copy of the omitted schedules and similar attachments on a supplemental basis to the SEC or its staff, if requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2024

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director